UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2019 (January 31, 2019)

PetroQuest Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32681	72-1440714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.03	Bankruptcy or Receivership.

As previously reported by PetroQuest Energy, Inc. (“PetroQuest,” the “Company,” “we,” “our,” and “us”) on November 6, 2018 (the “Petition Date”), the Company, PetroQuest Energy, L.L.C. (“PQE”) and certain of our wholly-owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for Southern District of Texas (the “Court”) to pursue a Chapter 11 plan of reorganization under the caption In re PetroQuest Energy Inc., et. al (Case No. 18-36322) (the “Chapter 11 Cases”).

On January 31, 2019, the Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Amended Chapter 11 Plan of Reorganization, as Immaterially Modified as of January 28, 2019 (as amended, modified or supplemented from time to time, the “Plan”) under Chapter 11 of the Bankruptcy Code.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (defined in the Plan as the “Effective Date”). Although the Debtors are targeting the occurrence of the Effective Date on or before February 8, 2019, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. The summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan provides that, among other things, on the Effective Date:

•

Existing common stock and preferred stock of the Company will be extinguished, and existing equity holders will not receive or retain any distribution, property or other value on account of or consideration in respect of their equity interests.

•

Holders of claims (the “First Lien Claims”) arising on account of the Multidraw Term Loan Agreement, dated as of August 31, 2018, among the Company, PQE, TDC Energy, LLC, Wells Fargo Bank, N.A., as administrative agent, and the lenders thereto will be allowed in the aggregate amount of $50,000,000, plus any accrued and unpaid interest and expenses. Each holder of First Lien Claims will receive cash equal to the amount of its claim from funds available pursuant to a new credit facility among the Company, PQE, the lenders party thereto and the administrative agent and collateral agent (the “Exit Facility”).

•

Holders of claims (the “Second Lien Notes Claims) relating to our 10% Second Lien Secured Senior Notes due 2021 (the “2021 Notes”) will be allowed in the aggregate amount of $9,427,000, plus any accrued and unpaid interest thereon payable through the Petition Date. Each holder of 2021 Notes will receive on account of the secured portion of such claims (i) its pro rata share of 100% of the common stock in the reorganized company (the “New Equity”), subject to (x) dilution from the issuance of New Equity in connection with the long-term management incentive plan for the reorganized Debtors (the “Management Incentive Plan”) and (y) the New Equity payable to the parties backstopping the Exit Facility (the “Put Option Premium”), and (ii) its pro rata share of $80 million in 10% Senior Secured PIK Notes due 2024 (the “New PIK Notes”); such pro rata share of the New Equity and the New PIK Notes calculated by including the $275,045,768 (plus any accrued and unpaid interest through the Petition Date) of claims relating to the 2021 PIK Notes as claims that will share pro rata in 100% of the New Equity, subject to (x) dilution from the issuance of New Equity in connection with the Management Incentive Plan and (y) the Put Option Premium, and $80 million in New PIK Notes.

•

Holders of claims (the “Second Lien PIK Notes Claims”) relating to the our 10% Second Lien Senior Secured PIK Notes due 2021(the “2021 PIK Notes”) will be allowed in the aggregate amount of $275,045,768, plus any accrued and unpaid interest thereon payable through the Petition Date. Each holder of 2021 PIK Notes will receive on account of the secured portion of such claims (i) its pro rata share of 100% of the New Equity, subject to (x) dilution from the issuance of New Equity in connection with the Management Incentive Plan and (y) the Put Option Premium, and (ii) its pro rata share of $80 million in New PIK Notes; such pro rata share of the New Equity and the New PIK Notes calculated by including the $9,427,000 (plus any accrued and unpaid interest through the Petition Date) of claims relating to the 2021 Notes as claims that will share pro rata in 100% of the New Equity, subject to (x) dilution from the issuance of New Equity in connection with the Management Incentive Plan and (y) the Put Option Premium, and $80 million in New PIK Notes.

•

Holders of allowed priority claims (other than a priority tax claim or administrative claim) will receive either: (i) payment in full, in cash, equal to the full allowed amount of such claim or (ii) such other treatment as may otherwise be agreed to by such holder, the Debtors, and the Requisite Creditors.

•

Holders of secured claims (other than a secured tax claim, First Lien Claim, or Second Lien Notes Claim) will receive, at the Debtors’ election, either: (i) cash equal to the full allowed amount of such claim, (ii) reinstatement of such holder’s claim, (iii) the return or abandonment of the collateral securing such claim to such holder, or (iv) such other treatment as may otherwise be agreed to by such holder, the Debtors, and the Requisite Creditors.

•

Holders of secured tax claims will receive, at the Debtor’s election, either (i) cash equal to the full amount of its claim, (ii) reinstatement of such holder’s secured tax claim, (iii) the return or abandonment of the collateral securing such claim to such holder, or (iv) such other treatment as may otherwise be agreed to by such Holder, the Debtors and the Requisite Creditors.

•

Holders of general unsecured claims with a face amount equal to or less than $7,500 (the “Convenience Subclass Claims”) shall be entitled to a distribution equal to 50.0% of such claim. Holders of general unsecured claims in excess of $7,500 may elect, post-Effective Date, to reduce their general unsecured claim to $7,500 and receive treatment consistent with the Convenience Subclass Claims.

•

Holders of general unsecured claims with a face amount greater than $7,500 who have not elected to be treated as Convenience Subclass Claims shall receive their pro rata share of $1,200,000 less (i) the funds distributed to holders of Convenience Subclass claims and (ii) the reasonable out of pocket expenses of the GUC Administrator (the “General Unsecured Claims Distribution”), provided, however, that holders of claims related to the 2021 Notes and 2021 PIK Notes will not receive any distribution on account of their deficiency claims; provided, further that, subject to the entry of an order authorizing the holders of the litigation claims arising from Kevin Hoog v. PetroQuest Energy, LLC et al., Case No. 16-cv-00463, pending in the United States District Court for the Eastern District of Oklahoma and Philip Lee v. PetroQuest Energy, LLC et al., Case No. 16-cv-00516, pending in the United States District Court for the Eastern District of Oklahoma (the “Hoog/Lee Litigation Claims”) to file a class proof of claim on account of such claims, the aggregate portion of the General Unsecured Claims Distribution distributed to the holders of the Hoog/Lee Litigation Claims shall not exceed $400,000.

•

Any claim against a Debtor pursuant to section 510(b) of the Bankruptcy Code (“Section 510(b) Claim”), if any, shall be discharged, canceled, released, and extinguished and shall be of no further force or effect, and holders of Section 510(b) Claims shall not receive any distribution on account of such Section 510(b) Claims.

•

Intercompany claims shall be reinstated or, at the Debtors’ option, cancelled. No distribution shall be made on account of any intercompany claims other than in the ordinary course of business of the Debtors, as applicable.

•	Intercompany interests shall be reinstated or, at the Debtors’ option, cancelled. No distribution shall be made on account of any intercompany interests.

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order will be in full satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date.

Additional information regarding the classification and treatment of claims and interests can be found in Article III of the Plan.

Capital Structure

Pursuant to the Plan, the Company’s common stock and preferred stock outstanding immediately before the Effective Date will be cancelled and of no further force or effect after the Effective Date. As of January 29, 2019, there were 25,587,441 shares of common stock outstanding and 1,495,000 shares of Series B Cumulative Convertible Perpetual Preferred Stock outstanding. Under the Plan, the Debtors’ new organizational documents will become effective on the Effective Date. The Company’s new organizational documents will authorize the Company to issue new equity, certain of which will be issued pursuant to the Plan on the Effective Date. In addition, on the Effective Date, the Company will enter into a registration rights agreement with certain holders of the New Equity and the New PIK Notes.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the discharge, release exculpation, and injunction provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides discharge, release, exculpation, and injunction provisions for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018, filed with the Securities and Exchange Commission on November 13, 2018.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward looking statements. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties are: (i) the Company’s ability to obtain Court approval with respect to motions or other requests made to the Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to consummate the plan of reorganization; (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents; (iv) Court rulings in the Chapter 11 Cases in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate a plan of reorganization; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs to execute the Company’s reorganization; (ix) the impact on the Company’s ability to access the public capital markets; and (x) other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Debtors’ First Amended Chapter 11 Plan of Reorganization, as Immaterially Modified as of January 28, 2019

99.1	Order Confirming First Amended Chapter 11 Plan of Reorganization, as Immaterially Modified as of January 28, 2019, for PetroQuest Energy, Inc. and Its Debtor Affiliates

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2019

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer